UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
Delaware    001-35257    27-0855785

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1614 15th Street, Suite 300 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 30, 2013, Brian F. Bierbach was appointed Senior Vice President of Business Development of American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP. Effective as of this appointment, Mr. Bierbach resigned as President and Chief Executive Officer the General Partner, and also from the board of directors of the General Partner.
In connection with Mr. Bierbach’s resignation, effective May 30, 2013 the board of directors of the General Partner appointed Stephen W. Bergstrom to serve as President and Chief Executive Officer of the General Partner. Mr. Bergstrom will also continue to serve as Executive Chairman of the Board of the General Partner. Mr. Bergstrom, age 55, was elected as a member of the board of directors in April 2013 and was appointed to the board in connection with his affiliation with ArcLight Capital Partners, LLC (“ArcLight”), which controls our general partner, and due to his breadth of experience in the energy industry. Mr. Bergstrom has been acting as an exclusive consultant to ArcLight since 2002, assisting ArcLight in connection with its energy investments. Prior to his consultancy with ArcLight, Mr. Bergstrom worked from 1986 to 2002 for Natural Gas Clearinghouse, which became Dynegy, Inc. Mr. Bergstrom acted in various capacities at Dynegy, ultimately acting as its President and Chief Operating Officer. Prior to his time at Dynegy, Mr. Bergstrom acted as a gas supply representative for Northern Natural Gas from 1981 to 1986. Mr. Bergstrom began his career at Transco from 1980-1981. Mr. Bergstrom earned a Bachelor of Science from Iowa State University in 1979.
In addition, on May 28, 2013, Marty W. Patterson notified the General Partner of his intention to resign as Senior Vice President of Commercial Services of the General Partner. Mr. Patterson’s resignation will become effective on June 17, 2013.
Further, on May 28, 2013, the General Partner notified John J. Connor, II, the current Senior Vice President of Operations and Engineering of the General Partner, that his employment with the General Partner will terminate as of the end of his June 9, 2011 employment agreement between the General Partner and Mr. Connor, i.e., effective on July 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP By: American Midstream GP, LLC, its General Partner
Date: June 3, 2013	By: /s/ Daniel C. Campbell Name: Daniel C. Campbell Title: Senior Vice President and Chief Financial Officer